Biodesix Announces One-for-Twenty Reverse Stock Split

Louisville, CO September 11, 2025 — Biodesix, Inc. (Nasdaq: BDSX) (“Biodesix” or the “Company”), a leader in personalized diagnostics, today announced a one-for-twenty reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.001, which will become effective at 12:01 a.m. Eastern Time on Monday, September 15, 2025. The Company’s common stock will continue to trade under Biodesix’s existing trading symbol, BDSX, on the Nasdaq Global Market (“Nasdaq”) on a split-adjusted basis when the market opens on Monday, September 15, 2025, with the new CUSIP number 09075X207.

The Reverse Stock Split was approved by Biodesix’s stockholders at the annual meeting held on May 20, 2025, with the final ratio subsequently determined by the Company’s board of directors. As a result of the Reverse Stock Split, every 20 shares of the Company’s pre-split common stock issued and outstanding will be automatically reclassified into one new share of the Company’s common stock. The Reverse Stock Split will reduce the number of shares of common stock issued and outstanding from approximately 156 million to approximately 8 million, subject to adjustment due to the payment of cash in lieu of fractional shares. There will be no change to the number of authorized shares or the par value per share.

The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership interest, except to the extent that the Reverse Stock Split results in fractional share amounts. Stockholders who would otherwise hold a fractional share of common stock will receive a cash payment in lieu of such fractional share.

As of the effective date of the Reverse Stock Split, the number of shares of common stock available for issuance under the Company’s equity incentive plans and issuable upon the exercise of stock options, restricted stock units and warrants outstanding immediately prior to the Reverse Stock Split will be proportionately adjusted. The exercise prices of the Company’s outstanding options and warrants will be proportionately adjusted.

Computershare Trust Company, N.A. (“Computershare”) is acting as the transfer agent for the Reverse Stock Split. Computershare will provide notice to stockholders of record, issue post-split shares in paperless “book-entry” form, and hold the shares in an account set up for each respective stockholder without the need for stockholder action. Registered stockholders holding pre-split shares of the Company’s common stock are not required to take any action to receive post-split shares. Any stockholders with certificated shares of the Company’s common stock will receive a letter of transmittal from Computershare with instructions on how to surrender certificates representing pre-split shares, which will become book-entry shares post-Reverse Stock Split. Stockholders should not send in their post-Reverse Stock Split certificates until they receive a letter of transmittal (which will also include a lost securities affidavit with respect to any certificate that cannot be located) from Computershare. In order to receive post-split shares of the Company’s common stock, cash payments in lieu of fractional shares, and any future dividends or distributions the Company may declare with a record date after the effective date of the Reverse Stock Split, stockholders must return these certificated shares of common stock or a lost securities affidavit. Stockholders owning shares in “street name” or via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to the particular processes of such broker, bank, trust or other nominee, and will not be required to take any action in connection with the Reverse Stock Split.

Additional information regarding the Reverse Stock Split is available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2025, a copy of which is available at www.sec.gov and on the Company’s website.

About Biodesix, Inc.

Biodesix is a leading diagnostic solutions company, driven to improve clinical care and outcomes for patients. Biodesix Diagnostic Tests, marketed as Nodify Lung® Nodule Risk Assessment and IQLung® Cancer Treatment Guidance, support clinical decisions to expedite personalized care and improve outcomes for patients with lung disease. Biodesix Development Services enable the world’s leading biopharmaceutical, life sciences, and research institutions with scientific, technological, and operational capabilities that fuel the development of diagnostic tests, tools, and therapeutics. For more information, visit biodesix.com.

Forward Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Forward-looking statements may include information concerning the future Biodesix stock price, the effect of the Reverse Stock Split on Biodesix stock and stockholders, and Biodesix’s future performance. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Other factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of our most recent Annual Report on Form 10-K, filed March 3, 2025, or subsequent quarterly reports on Form 10-Q during 2025, as applicable. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts

Media: Natalie St. Denis natalie.stdenis@biodesix.com (720) 925-9285	Investors: Chris Brinzey chris.brinzey@icrhealthcare.com (339) 970-2843